Exhibit 99.1

Sabine Royalty Trust

News Release

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR JULY

     Dallas, Texas, July 5, 2005 — Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.28078 per unit, payable on July 29, 2005, to unit holders of record on July 15, 2005.

     Due to the timing of the end of the month of June, approximately $281,000 of revenue received will be posted in the following month of July in addition to normal receipts during July.

     This distribution reflects primarily the oil production for April 2005 and the gas production for March 2005. Preliminary production volumes are approximately 49,228 barrels of oil and 454,195 mcf of gas. Preliminary prices are approximately $46.82 per barrel of oil and $6.14 per mcf of gas.

     For additional information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.365.6541